UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of report (Date of earliest event reported):
                                  May 17, 2005

                         Magellan Health Services, Inc.
             (Exact Name of Registrant as Specified in its Charter)

               Delaware                    1-6639              58-1076937
    (State or Other Jurisdiction     (Commission File        (IRS Employer
         of Incorporation)               Number)          Identification No.)

              16 Munson Road
         Farmington, Connecticut                                06032
   (Address of Principal Executive Offices)                   (Zip Code)

       Registrant's telephone number, including area code: (860) 507-1900

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)


           Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.   Regulation FD Disclosure.

On May 17, 2005, Magellan Health Services, Inc. issued a press release announcing that a total of 4.25 million shares of its Ordinary Common Stock will be sold in a previously announced secondary offering at a price of $30.50 per share. The offering is expected to close Friday, May 20, 2005. In connection with the secondary offering, the underwriters were granted a 30-day over-allotment option to purchase up to an additional 637,500 shares at the same price per share. The Company will not receive any of the proceeds of the sales. A copy of the press release is attached as Exhibit 99.1 hereto.


Item 9.01.   Financial Statements and Exhibits

(c) Exhibits


  Exhibit No.       Description
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     99.1           Press release of Magellan Health Services, Inc., dated May
                    17, 2005







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                                   SIGNATURES
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           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              MAGELLAN HEALTH SERVICES, INC.


                                              By:    /s/ Jeffrey N. West
                                                     ---------------------------
                                              Name:  Jeffrey N. West
                                              Title: Senior Vice President and
                                                     Controller

Dated:  May 18, 2005






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
                                  Exhibit Index
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  Exhibit No.       Description
  -----------       -----------

     99.1           Press release of Magellan Health Services, Inc., dated May
                    17, 2005










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